                                                      Filed under Rule 424(b)(3)
                                                              File No. 333-63153




SUPPLEMENT NO. 26 TO PROSPECTUS DATED SEPTEMBER 21, 1998

(AS SUPPLEMENTED SEPTEMBER 21, 1998)


                            PACCAR FINANCIAL CORP.

                          MEDIUM-TERM NOTES, SERIES I

                  DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

      INTEREST PAYABLE EACH MARCH 15 AND SEPTEMBER 15 AND AT MATURITY


                                                                   INTEREST RATE
RANGE OF MATURITIES                                                    PER ANNUM
-------------------                                                    ---------
More than 16 months to 19 months.................................        6.39%



Dated: September 21, 1999

Form of Note (check one):  Book Entry    [X]

                           Certificated  [ ]


In some instances, one or more of the Agents have purchased the Notes as principal and may resell the Notes at prices to be determined by such Agents at the time of resale.